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                                        BYLAWS

                                          OF

                      POMEROY SELECT INTEGRATION SOLUTIONS, INC.


                                      ARTICLE I

                                     STOCKHOLDERS

     Section 1. PLACE OF STOCKHOLDERS' MEETINGS. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     Section 2. DATE, HOUR AND PURPOSE OF ANNUAL MEETINGS OF STOCKHOLDERS. Annual Meetings of Stockholders shall be held on such day and at such time as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a plurality of the votes cast at such election, a Board of Directors, and transact such other business as may properly be brought before the meeting. If for any reason a Board of Directors shall not be elected at the Annual Meeting of Stockholders, or if it appears that such Annual Meeting is not held on such date as may be fixed by the Directors in accordance with the provisions of the Bylaws, then in either such event the Directors shall cause the election to be held as soon thereafter as convenient.

     Section 3. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders, or of any class or series thereof entitled to vote, unless otherwise provided by law, may be called only by the (i) Chairman, (ii) the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of Directors of the Corporation (as determined by these Bylaws), or (iii) the holders of at least two-thirds of the total amount of the Corporation's issued and outstanding capital stock which is regularly entitled to vote at such special meeting of stockholders.

     Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise expressly required or permitted by the laws of Delaware, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation.

     An Affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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     Section 5. QUORUM OF STOCKHOLDERS.

          (a) Unless otherwise provided by the laws of Delaware, at any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

          (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

          (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

          (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     Section 6. CHAIRMAN AND SECRETARY OF MEETING. The Chairman, or in his absence, the Vice-Chairman, or in his absence, the President, or in his absence, any Vice-President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

     Section 7.     VOTING BY STOCKHOLDERS.   Except as may be otherwise
provided by the laws of Delaware, the Certificate of Incorporation or by these Bylaws, at every meeting of the stockholders, each stockholder shall be entitled to one vote for each share of stock eligible for voting rights standing in his name on the books of the Corporation on the record date for the meeting. At any meeting at which a quorum is present, all elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except when a greater proportion is expressly required by the laws of Delaware, the Certificate of Incorporation or these Bylaws, in which case such provision shall govern and control the decision of such question. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting.

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     Section 8.     PROXIES. Any stockholder entitled to vote at any meeting
of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

     Section 9.     LIST OF STOCKHOLDERS.

          (a) At least ten days before every meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

          (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

          (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                      ARTICLE II

                                      DIRECTORS

     Section 1. POWERS OF DIRECTORS. The property, business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

     Section 2. NUMBER OF OFFICE OF DIRECTORS. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be determined by resolution of not less than sixty-six and two-thirds percent (66-2/3%) of the then authorized number of Directors, but the number shall not be less than three (3) provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board.

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     Section 3.     NOMINATING AND PROPOSAL PROCEDURES.  Without limiting any
other notice requirements imposed by law, the Certificate of Incorporation or these Bylaws, any nomination for election to the Board of Directors or other proposal to be presented by any stockholder (the "Proponent") at a stockholders' meeting will be properly presented only if written notice of the Proponent's intent to make such nomination or proposal has been personally delivered to and otherwise in fact received by the Secretary of the Corporation not later than (i) for the annual meeting, at least 150 days prior to the anniversary date of the prior year's annual meeting, or (ii) for any special meeting, the close of business on the tenth day after notice of such meeting is first given to stockholders; provided, however, that nothing contained herein shall limit or restrict the right of any stockholder to present at a stockholders' meeting any proposal made by such stockholder in accordance with Rule 14a-8 promulgated pursuant to the Securities Exchange
Act of 1934, as amended, as it may hereafter be amended, or any successor rule. Such notice by the Proponent to the Corporation shall set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to the Board of Directors) or the substance of the proposal (in the case of any other stockholder proposal), and shall include:
(a) the name and residence address and business address of the stockholder who intends to present the nomination or other proposal or of any person who participates or is expected to participate in making such nomination and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business, corporation or other organization in which such employment is carried on of each such stockholder, participant and nominee; (b) a representation that the Proponent is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice; (c) a description of all arrangements or understandings between the Proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the Proponent; (d) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors; and (e) the consent of each nominee, if any, to serve as a director of the Corporation if elected.
Within fifteen (15) days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Secretary shall advise the Proponent in writing of any deficiencies in the notice and of any additional information the Corporation is requiring to determine the eligibility of the proposed nominee or the substance of the proposal. A Proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information shall cure such deficiencies and/or provide such additional information within fifteen (15) days after receipt of the notice of such deficiencies and/or the need for additional information. The presiding officer of a meeting of stockholders may, in his or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedure and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.

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     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 4.     TERM OF OFFICE OF DIRECTORS.   Each Director shall hold
office until his successor is elected and qualified, provided, however, that a Director may resign at any time.

     Section 5.     RESIGNATION OF DIRECTORS.   A Director may resign at any
time during his term of office, and such resignation shall be deemed to take effect immediately upon its being received by an incumbent corporate officer other than an officer who is also the resigning Director, unless there exists another specified time therein.

     Section 6. VACANCIES ON BOARD OF DIRECTORS. Any vacancy or newly created Directorship resulting from any increase in the authorized number of Directors may be filled only by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires and until his successor is duly elected and qualified, or until his earlier resignation or removal.

     Section 7. REMOVAL OF DIRECTORS. Subject to the rights of the holders of Preferred Stock any director may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as one (1) class.

     Section 8.     MEETINGS OF THE BOARD OF DIRECTORS.

          (a) The Board of Directors may hold their meetings, both regular and special either within or outside the State of Delaware.

          (b) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

          (c) The first meeting of each newly elected Board of Directors except the initial Board of Directors shall be held as soon as practicable after the Annual Meeting of the stockholders for the election of officers and the transaction of such other business as may come before it.

          (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the request of Directors

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     constituting one-third of the number of Directors then in office, but not less than two Directors.

          (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two days before the meeting or by telegraphing or delivering the some not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

     Section 9. QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 10. PRESIDING OFFICER AND SECRETARY OF MEETING. The Chairman or, in his absence, the Vice-Chairman or, in his absence, the President or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officers shall appoint a secretary of the meeting.

     Section 11. ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

     Section 12. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members and from time to time may fill vacancies in an Executive Committee to serve during the pleasure of the Board. The Executive Committee shall consist of three members, or such greater number of members as the Board of Directors may by resolution from time to time fix. One of such members shall be the Chairman of the Board and another shall be the Vice-Chairman of the Board, who shall be the presiding officer of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these Bylaws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

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     Section 13.    OTHER COMMITTEES. The Board of Directors may also appoint
from among its members such other committees of two or more Directors as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

     Section 14. POWERS OF COMMITTEES. Notwithstanding anything contained in these Bylaws to the contrary, neither the Executive Committee nor any other committee of the Board of Directors shall have any power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property or assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the Bylaws of the Corporation. If the resolution establishing a particular committee so provides, such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may (but shall not be obligated to) designate one (1) member of any committee (including the Executive Committee) as its chairman. The duties and responsibilities of the members of any committee of the Board of Directors shall be in addition to those duties set forth for a member of the Board of Directors of the Corporation.

     Section 15. COMPENSATION OF DIRECTORS. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

                                     ARTICLE III

                                       OFFICERS

     Section 1. EXECUTIVE OFFICERS OF THE CORPORATION. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice-Presidents (one or more of whom may be designated Executive Vice-President or Senior Vice-President), a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Vice-Chairman of the Board and one or more Assistant Secretaries and Assistant Treasurers. A Vice-President may be designated as the Chief Financial Officer. Any two or more offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 2. CHOOSING OF EXECUTIVE OFFICERS. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, one or more Vice-Presidents, a Secretary and a Treasurer.

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     Section 3.     ADDITIONAL OFFICERS. The Board of Directors may appoint
such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 5. TERM, REMOVAL AND VACANCIES. The officers of the Corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall be the Chief Executive Officer of the Corporation unless the Board has designated the President as the Chief Executive Officer, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 7. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, if any, shall have such powers and perform such duties as are provided in these Bylaws or as may be delegated to him by the Chairman of the Board, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice-Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders.

     Section 8. PRESIDENT. The President shall have the duties and responsibilities as assigned by the Chairman of the Board, the Vice-Chairman of the Board or the Board of Directors. If there is no Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and responsibilities previously enumerated for the Chairman of the Board. He shall preside at any meetings of the stockholders and of the Board of Directors if the Chairman of the Board or the Vice-Chairman of the Board is unavailable. He may sign, with the Secretary or Treasurer or any other proper officer "hereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the

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Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 9. POWERS AND DUTIES OF VICE-PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board or the President may from time to time prescribe.

     Section 10. POWERS AND DUTIES OF SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board or the President, under whose supervision he shall be. He shall have custody of the corporate seal and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the corporate seal and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. POWERS AND DUTIES OF TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President or the Treasurer. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President or the Treasurer, taking proper vouchers for such disbursements, and shall render to the

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Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President or the Treasurer may from time to time prescribe.

                                      ARTICLE IV

                                    CAPITAL STOCK

     Section 1.     STOCK CERTIFICATES.

          (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or the Vice-Chairman or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

          (b) If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.

          (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

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     Section 2.     RECORD OWNERSHIP.  A record of the name and address of
the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

     Section 3. TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

     Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

     Section 5. TRANSFER AGENT, REGISTRAR, RULES RESPECTING CERTIFICATES. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     Section 6. FIXING RECORD DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                      ARTICLE V

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                          SECURITIES HELD BY THE CORPORATION

     Section 1. VOTING. Unless the Board of Directors shall otherwise order, the Chairman, the Vice-Chairman, the President, any Vice-President, the Treasurer or the Secretary shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

     Section 2. GENERAL AUTHORIZATION TO TRANSFER SECURITIES HELD BY THE CORPORATION.

          (a) Any of the following officers, to-wit: the Chairman, the President, any Vice-President, the Treasurer or the Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

          (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the Bylaws and of such officers is still in full force and effect.

                                      ARTICLE VI

                                      DIVIDENDS

     Section 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting,

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pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock subject to the provisions of the Certificate of Incorporation.

     Section 2. PAYMENT AND RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

     Section 3. RECORD DATE. The Board of Directors may, to the extent provided by law, prescribe a period, in no event in excess of sixty (60) days, prior to the date for payment of any dividend, as a record date for the determination of stockholders entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on said date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                     ARTICLE VII

                                  GENERAL PROVISIONS

     Section 1. SIGNATURES OF OFFICERS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.

     Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     Section 3. SEAL. The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware". Said seal may be used for causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     ARTICLE VIII

                         WAIVER OF OR DISPENSING WITH NOTICE

     Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the laws of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the

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

person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

                                      ARTICLE IX

                                   INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify any and all persons which it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.

                                      ARTICLE X

                                 AMENDMENT OF BYLAWS

     These Bylaws may be amended, added to, rescinded, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change has been given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Certificate of Incorporation of the Corporation, any preferred stock designation or these Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of stock entitled to cast votes at the time in the election of Directors, voting together as one (1) class, shall be required to alter, amend, or repeal Section 3 of ARTICLE I of these Bylaws, or this sentence of this ARTICLE X of these Bylaws.

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